                                                                    Exhibit 10.5

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                        MANUFACTURING SERVICES AGREEMENT

                                     BETWEEN

                          PATHEON PHARMACEUTICALS INC.

                                       AND

                           CRITICAL THERAPEUTICS, INC.

                                  May 9, 2007

                                TABLE OF CONTENTS

ARTICLE 1..................................................................    1

INTERPRETATION.............................................................    1
   1.1   DEFINITIONS.......................................................    1
   1.2   CURRENCY..........................................................    5
   1.3   SECTIONS AND HEADINGS.............................................    5
   1.4   SINGULAR TERMS....................................................    5
   1.5   SCHEDULES.........................................................    5

ARTICLE 2..................................................................    6

PATHEON'S MANUFACTURING SERVICES...........................................    6
   2.1   MANUFACTURING SERVICES.........................................  .    6
   2.2   STANDARD OF PERFORMANCE........................................  .    7

ARTICLE 3..................................................................    9

CLIENT'S OBLIGATIONS.......................................................    9
   3.1   PAYMENT...........................................................    9
   3.2   TABLET CORES......................................................    9

ARTICLE 4..................................................................   10

CONVERSION FEES AND COMPONENT COSTS........................................   10
   4.1   FIRST YEAR PRICING................................................   10
   4.2   SUBSEQUENT YEARS' PRICING.........................................   10
   4.3   ADJUSTMENTS TO PRICING............................................   11
   4.4   ADJUSTMENTS DUE TO TECHNICAL CHANGES..............................   13
   4.5   MULTI-COUNTRY MANUFACTURING AND PACKAGING REQUIREMENTS............   13

ARTICLE 5..................................................................   14

ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES.................   14
   5.1   ORDERS AND FORECASTS..............................................   14
   5.2   RELIANCE BY PATHEON...............................................   14
   5.3   MINIMUM ORDERS....................................................   15
   5.4   SHIPMENTS.........................................................   15
   5.5   LATE SHIPMENT AND SHELF LIFE......................................   15
   5.6   INVOICES AND PAYMENT..............................................   17

ARTICLE 6..................................................................   17

PRODUCT CLAIMS AND RECALLS.................................................   17
   6.1   PRODUCT CLAIMS....................................................   17
   6.2   PRODUCT RECALLS AND RETURNS.......................................   19
   6.3   DISPOSITION OF DEFECTIVE OR RECALLED PRODUCTS.....................   20
   6.4   CUSTOMER QUESTIONS AND COMPLAINTS.................................   20
   6.5   SOLE REMEDY.......................................................   20

ARTICLE 7..................................................................   21

CO-OPERATION...............................................................   21
   7.1   QUARTERLY REVIEW..................................................   21
   7.2   GOVERNMENTAL AGENCIES.............................................   21
   7.3   RECORDS AND ACCOUNTING BY PATHEON.................................   21
   7.4   INSPECTION........................................................   22
   7.5   ACCESS............................................................   22
   7.6   REPORTS...........................................................   22
   7.7   FDA FILINGS.......................................................   22
   7.8   TECHNOLOGY TRANSFERS..............................................   23

ARTICLE 8..................................................................   23

TERM AND TERMINATION.......................................................   23
   8.1   INITIAL TERM......................................................   23
   8.2   TERMINATION BY PATHEON OR CLIENT..................................   23
   8.3   TERMINATION FOR CAUSE.............................................   23
   8.4   PRODUCT DISCONTINUATION...........................................   24
   8.5   PATHEON OBLIGATIONS ON TERMINATION................................   24
   8.6   CLIENT OBLIGATIONS ON TERMINATION.................................   25

ARTICLE 9..................................................................   26

REPRESENTATIONS, WARRANTIES AND COVENANTS..................................   26
   9.1   AUTHORITY.........................................................   26
   9.2   NON-INFRINGEMENT..................................................   26
   9.3   DEBARRED PERSONS..................................................   27
   9.4   PERMITS...........................................................   27
   9.5   COMPLIANCE WITH LAWS..............................................   27
   9.6   NO WARRANTY.......................................................   27

ARTICLE 10.................................................................   28

REMEDIES AND INDEMNITIES...................................................   28
   10.1  CONSEQUENTIAL DAMAGES.............................................   28

   10.2  LIMITATION OF LIABILITY...........................................   28
   10.3  PATHEON...........................................................   28
   10.4  CLIENT............................................................   29

ARTICLE 11.................................................................   29

CONFIDENTIALITY............................................................   29

ARTICLE 12.................................................................   30

DISPUTE RESOLUTION.........................................................   30
   12.1  COMMERCIAL DISPUTES...............................................   30
   12.2  TECHNICAL DISPUTE RESOLUTION......................................   30

ARTICLE 13.................................................................   31

MISCELLANEOUS..............................................................   31
   13.1  INVENTIONS........................................................   31
   13.2  INTELLECTUAL PROPERTY.............................................   32
   13.3  INSURANCE.........................................................   32
   13.4  INDEPENDENT CONTRACTORS...........................................   32
   13.5  NO WAIVER.........................................................   33
   13.6  ASSIGNMENT........................................................   33
   13.7  FORCE MAJEURE.....................................................   33
   13.8  ADDITIONAL PRODUCT................................................   33
   13.9  NOTICES...........................................................   34
   13.10 SEVERABILITY......................................................   35
   13.11 ENTIRE AGREEMENT..................................................   35
   13.12 OTHER TERMS.......................................................   35
   13.13 NO THIRD PARTY BENEFIT OR RIGHT...................................   36
   13.14 EXECUTION IN COUNTERPARTS.........................................   36
   13.15 GOVERNING LAW.....................................................   36

                        MANUFACTURING SERVICES AGREEMENT

          THIS MANUFACTURING SERVICES AGREEMENT (THE "AGREEMENT") made as of the 9th day of May, 2007 (the "EFFECTIVE DATE")

BY AND BETWEEN:

                         PATHEON PHARMACEUTICALS INC.,
                         a corporation existing under the laws of the State of Delaware,

                         (hereinafter referred to as "PATHEON"),

                                                 - and -

                         CRITICAL THERAPEUTICS, INC.,
                         a corporation existing under the laws of the State of Delaware,

                         (hereinafter referred to as the "CLIENT").

          THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1 DEFINITIONS.

          The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "ACTIVE MATERIAL" means the compound
     1-(1-benzo[b]thien-2-ylethyl)-1-hydroxyurea, also known as zileuton;

     "TABLET CORE CREDIT VALUE" means the value to be attributed to the Tablet Cores for the purposes of Section 2.3 of this Agreement, as set forth in Schedule D hereto;

     "AFFILIATE" means:

     (a) a business entity which owns, directly or indirectly, a majority interest in a party to this Agreement, by stock ownership or otherwise; or

     (b) a business entity at least 50% of which is owned by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or

     (c) a business entity, the majority ownership of which is directly or indirectly common to the majority ownership of a party to this Agreement;

     "ANNUAL VOLUME" means the minimum volume of Product to be manufactured by Patheon in any Year of this Agreement for purposes of calculating the fees as set forth in Schedule B hereto;

     "BATCH DOCUMENTATION" means all documentation relating to the production and analysis of the Product including, but not limited to, executed manufacturing and packaging batch records, in process and product release test data, certificate of compliance with cGMPs and certificates of analysis for all Products and Components, as set forth in Articles 3 and 4 of the Quality Agreement.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the State of Ohio and/or the Commonwealth of Massachusetts;

     "CGMPS" means current good manufacturing practices as described in Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations together with the latest FDA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

     "COMMENCEMENT DATE" means the first day upon which commercial manufacturing of the Product shall commence;

     "COMPONENTS" means, collectively, all packaging components, raw materials and ingredients (including labels, product inserts and other labelling for the Products), required to be used in order to produce the Products in accordance with the Specifications, other than the Tablet Cores;

     "CONFIDENTIALITY AGREEMENT" means the agreement relating to the non-disclosure of confidential information between Patheon and the Client dated February 27, 2007 and attached hereto as Schedule J;

     "DEFICIENCY NOTICE" shall have the meaning ascribed thereto in Section 6.1(a);

     "EXW" means ex works, as that term is defined in INCOTERMS 2000;

     "FDA" means the United States government department known as the Food and Drug Administration;

     "FIRM ORDERS" has the meaning specified in Section 5.1(b);

     "INTELLECTUAL PROPERTY" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, Inventions, copyrights, and industrial designs;

     "INVENTION" means information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

     "INVENTORY" means all inventories of Components and work-in-process produced or held by Patheon in connection with the manufacture of the Product.

     "MANUFACTURE OR MANUFACTURING" means any steps, processes, and activities necessary to produce the Product namely, the coating of zileuton controlled-release tablet cores, including without limitation the manufacturing, processing, packaging, labelling, quality control testing, release or storage of Product;

     "MANUFACTURING SERVICES" means the manufacturing, quality control, quality assurance and stability testing, packaging and related services, as contemplated in this Agreement, required to produce Product;

     "MANUFACTURING SITE" means Patheon's facilities located at 2110 East Galbraith Road, Cincinnati, Ohio;

     "MINIMUM RUN QUANTITY" means the minimum number of batches of a Product to be produced during the same cycle of manufacturing as set forth in Schedule B hereto;

     "PH. EUR." means the then current European Pharmacopeia;

     "PRODUCT" means a coated controlled-release tablet formulation of the Active Material as described in the NDA 20-052 submitted by Client to the FDA;

     "PRODUCTION" means the coating of controlled-release tablet cores;

     "QUALITY AGREEMENT" means the agreement dated May 9, 2007 entered into between the parties hereto setting out the quality assurance standards to be applicable to the Manufacturing Services provided by Patheon, which agreement is attached hereto as Schedule G;

     "SPECIFICATIONS" means the manufacturing processes, lists of tests, references to any analytical procedures and appropriate criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which each Product at any stage of Manufacture should conform to be considered acceptable for its intended use which is provided by the Client to Patheon in accordance with the procedures listed in Schedule A hereto and which contains documents relating to such Product, including, without limitation:

     (a) specifications for Components and incoming controlled-release tablet cores including the test methods for the Components and controlled-release tablet cores;

     (b)  manufacturing specifications, directions and processes;

     (c)  storage requirements;

     (d) all environmental, health and safety information relating to the Product including material safety data sheets;

     (e) the finished Product specifications, packaging specifications and shipping requirements for the Product including test methods for the Product; and

     (f) the testing of Active Material on a contract basis, when required on behalf of the Client for the purposes of release of Active Material for use in the Product, in accordance with the requirements and test methods defined in the NDA 20-052.

     all as updated, amended and revised from time to time by the Client in accordance with the terms of this Agreement;

     "TABLET CORES" means uncoated controlled-release zileuton tablets.

     "TECHNICAL DISPUTE" has the meaning specified in Section 12.2;

     "TERRITORY" means in the geographic area of the United States, its territories and possessions;

     "THIRD PARTY RIGHTS" means the Intellectual Property of any third party;

     "USP" shall mean the then current United States Pharmacopeia;

     "WAREHOUSE SITE" means Patheon Pharmaceuticals Inc., Blue Ash Warehouse, 4750 Lake Forest Drive, Cincinnati, OH 45242, USA

     "YEAR" means in the case of the first year of this Agreement the period from the Commencement Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year.

1.2 CURRENCY.

          Unless otherwise indicated, all monetary amounts are expressed in this Agreement in the lawful currency of the United States of America.

1.3 SECTIONS AND HEADINGS.

          The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "THIS AGREEMENT", "HEREOF", "HEREIN", "HEREUNDER" and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

1.4 SINGULAR TERMS.

          Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

1.5 SCHEDULES.

          The following Schedules are attached to, incorporated in and form part of this Agreement:

          Schedule A - Procedure for Shipment and Acceptance of Product
                       Specifications and Test Methods
          Schedule B - Minimum Run Quantity, Minimum Annual Volume & Fees Schedule C - Stability Testing
          Schedule D - Tablet Core Credit Value
          Schedule E - Batch Numbering & Expiration Dates
          Schedule F - Technical Dispute Resolution
          Schedule G - Quality Agreement
          Schedule H - Quarterly Tablet Core Inventory Report

          Schedule I - Report of Annual Tablet Core Inventory Reconciliation and
                       Calculation of Actual Annual Yield
          Schedule J - Confidentiality Agreement

                                    ARTICLE 2

                        PATHEON'S MANUFACTURING SERVICES

2.1 MANUFACTURING SERVICES.

          Patheon shall provide the Manufacturing Services for the Territory for the fees specified in Schedules B and C in order to produce Products for the Client solely at the Manufacturing Site. Tablet Cores, Products and Components shall only be stored at the Warehouse Site. If Manufacturing Services have not commenced within 12 months of the Effective Date, Patheon reserves the right to amend fees set out in Schedules B and C. Client shall purchase at least 50% of its requirements of Products for sale in the Territory for each Year of the Term from Patheon pursuant to the terms of this Agreement. In providing the Manufacturing Services, Patheon shall perform each of the following services:

     (a) Tablet Coating. Patheon shall apply a gloss coat to Tablet Cores supplied by or on behalf of the Client.

     (b) Quality Control and Quality Assurance. Patheon shall perform the quality control and quality assurance testing specified in the Quality Agreement. Each time Patheon ships Products to the Client or the Client's designated agent, Patheon shall provide the Client with a certificate of analysis that sets out the test results for each batch of Products, and that certifies that such batch has been evaluated by Patheon's Quality Control/Quality Assurance department and that the Products comply with the Specifications. At the same time, Patheon shall provide the Client with a certificate of cGMPs conformance for the Product. If requested by the Client, Patheon shall also provide full manufacturing and packaging batch records and release raw data to Client.

     (c) Components. Patheon shall purchase all Components with the exception of those that are supplied by the Client. Further, Patheon shall test all Components to USP and EP standards or as otherwise specified by the Specifications, at Patheon's expense.

     (d) Stability Testing. Patheon shall conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees specified in Schedule C. Patheon shall not make any changes to these testing protocols without prior written approval from the Client. In the event that any batch of Products fails stability testing, Patheon and the Client shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which party shall bear the cost of such investigation, provided that Patheon shall not be liable for any such costs unless there has been a failure by it to provide the Manufacturing Services in accordance with the Specifications and cGMPs. Patheon will provide any and all data and results relating to the stability testing upon request by the Client.

     (e) Packaging. Patheon shall package the Products with labels, product inserts and other packaging as set out in the Specifications. In addition, Patheon shall make arrangements for and implement the imprinting of batch numbers and expiration dates for each Product shipped. Such batch numbers and expiration dates shall be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. The system used by Patheon for batch numbering and expiration dates is detailed in Schedule E hereto. The Client may, in its sole discretion, make changes to labels, product inserts and other packaging for the Products, which changes shall be submitted by the Client to all applicable governmental agencies and other third parties responsible for the approval of the Products. The Client shall be responsible for the cost of labelling obsolescence when changes occur. Patheon hereby consents to the use of its name on the Products label or anywhere else on the Products.

2.2 STANDARD OF PERFORMANCE.

          Patheon shall provide the Manufacturing Services in accordance with the Specifications and cGMPs.

2.3 COATED TABLET YIELD

          (a) Reporting. On a quarterly basis, Patheon shall provide the Client with an inventory report to include the following information:

               QUANTITY RECEIVED: Number of Tablet Cores, listed by lot number, received at the Manufacturing Site from or on behalf of the Client which comply with the Specifications during the applicable period. It is understood for the purposes of this Section 2.3 that the number of Tablet Cores is determined by Patheon using a calculation based upon average Tablet Core weight and that between the parties some variation in the number of Tablet Cores may result. The parties agree that Patheon's calculation of the number of Tablet Cores shall control.

               QUANTITY DISPENSED: The number of Tablet Cores, listed by lot number, dispensed for coating during the applicable period and, for certainty, shall not include Tablet Cores that must be retained by Patheon as samples or used in connection with testing (if applicable).

               QUANTITY NOT DISPENSED: The number of Tablet Cores, listed by lot number, which are not dispensed for coating due to insufficient quantities for a validated pan-load size during the applicable period.

               QUANTITY CONVERTED: The total amount of Product tablets produced, listed by lot number, delivered by Patheon and, except as provided in Section 5.5(c), not rejected, recalled or returned in accordance with Section 6.1 or 6.2 as a result of a failure by Patheon to provide Manufacturing Services in accordance with Specifications and cGMPs.

Within 60 days after the end of each Year, Patheon shall prepare an annual reconciliation of Tablet Cores in accordance with the reconciliation report form annexed hereto as Schedule I including the calculation of the "ACTUAL ANNUAL YIELD" or "AAY" for the Product at the Manufacturing Site during the Year, which AAY is the percentage of the Quantity Converted calculated as follows:

                       Quantity Dispensed during the Year
                       ----------------------------------
                       Quantity Converted during the Year

After Patheon has produced a minimum of [**] commercial production batches of Product and has produced commercial and validation production batches for at least [**] months at a Manufacturing Site (collectively, the "TARGET YIELD DETERMINATION BATCHES") pursuant to this Agreement, the Parties will mutually agree on the target yield in respect of such Product at such Manufacturing Site (each, a "TARGET YIELD"); provided, however, that the Target Yield Determination Batches shall not include any batches that, in Patheon's reasonable judgment, were produced in production runs involving technical difficulties or involving an extraordinary loss of Tablet Cores. Thereafter, Patheon shall strive to maintain Actual Annual Yield levels for each Product above the applicable Target Yield.

     (b) Shortfall Calculation. If the Actual Annual Yield falls more than [**] percent below the respective Target Yield in a Year, then the shortfall for such Year (the "Shortfall") shall be determined based on the following calculation:

     [**]

The Shortfall shall be disclosed by Patheon to the Client on the reconciliation report prepared in the form annexed hereto as Schedule I.

     (c) Credit. Patheon shall credit the Client's account for any Shortfall in a Year. Each credit under this Section 2.3 shall be summarized on the reconciliation report prepared in the form attached hereto as Schedule I and shall be made 30 days following the end of each Year.

     (d) Maximum Credit. Notwithstanding the foregoing provisions of this
Section 2.3, Patheon's liability for Tablet Cores calculated in accordance with this Section 2.3 for any Product in a Year shall not exceed, in the aggregate, the Maximum Credit Value set forth in Schedule D hereto.

     (e) No Material Breach. It shall not constitute a material breach of this Agreement by Patheon, for the purposes of Section 8.3(a), if the Actual Annual Yield is less that the Target Yield.

                                   ARTICLE 3

                              CLIENT'S OBLIGATIONS

3.1 PAYMENT.

          Pursuant to the terms of this Agreement, the Client shall pay Patheon for the provision of the Manufacturing Services according to the fees specified in Schedules B and C hereto (such fees being subject to adjustment in accordance with the terms hereof).

3.2 TABLET CORES.

          The Client shall, at its sole cost and expense, deliver the Tablet Cores to Patheon which Tablet Cores shall be held by Patheon on behalf of the Client on the terms and subject to the conditions herein contained. The parties acknowledge and agree that title to the Tablet Cores shall at all times belong to and remain the property of the Client. Patheon agrees that any Tablet Cores received by it shall only be used by Patheon to provide the Manufacturing Services. Patheon's liability with respect to any lost or damaged Tablet Cores shall be as set forth in Section 10.2(a).

                                    ARTICLE 4

                       CONVERSION FEES AND COMPONENT COSTS

4.1 FIRST YEAR PRICING.

     The fees for the Manufacturing Services (which fees include Component costs) for the first Year are listed in Schedules B and C and are subject to the adjustments set forth in Section 4.3.

4.2 SUBSEQUENT YEARS' PRICING.

     The fees for the Manufacturing Services provided pursuant to the terms of this Agreement during any period following the first anniversary of this Agreement shall be determined in accordance with the following:

     (a) Manufacturing and Component Costs. On each yearly anniversary of this Agreement, Patheon shall be entitled to, and shall notify Client in writing of, an adjustment to the fees (i) for Manufacturing Services in respect of the Products to reflect inflation, which adjustment shall be based on the increase in the Consumer Price Index for All Urban Consumers published by US Bureau of Labor Statistics in September of the then current Year compared to the same month of the preceding Year, unless the parties otherwise agree in writing; and
          (ii) for Component costs to pass on the actual amount of any increase or decrease in such costs.

     (b) Annual Forecast. To the extent that Patheon determines that the projections contained in the rolling forecast provided each [**] pursuant to Section 5.1(a) necessitate that an adjustment be made to the Manufacturing Services fees in respect of any Product, Patheon shall be entitled to, and shall notify Client in writing of, an appropriate price adjustment.

     (c) Pricing Basis. The Client acknowledges that the fee for Manufacturing Services in respect of a Product in any Year is quoted based upon the Minimum Run Quantity and Annual Volume per Product specified in Schedule B or thereafter specified in the forecast provided pursuant to clause (b) of this Section 4.2 for the Year and is subject to change if the specified Minimum Run Quantity changes or if the Annual Volume is not met. For greater certainty, if Patheon and the Client agree that the Minimum Run Quantity in respect of a Product shall be reduced whether as a result of a decrease in Annual Volume or otherwise and, as a result of such reduction, Patheon's fees for services relating to such Product increase on a per unit basis, then Patheon shall be entitled to, and shall notify Client in writing of, an increase in the fee for Manufacturing Services in respect of such Product by an amount sufficient to absorb such increase.

In connection with a fee adjustment pursuant to clause (a) of this Section 4.2, Patheon shall deliver to the Client by not later than November 1st of each Year a revised Schedule B in draft form and a statement outlining the percentage increase in the US Consumer Price Index for All Urban Consumers upon which such fee adjustment is based. In connection with all fee adjustment requests pursuant to clauses (b) and (c) of this Section 4.2, Patheon shall deliver to the Client by not later than November 1st of each Year a revised Schedule B in draft form and such budgetary pricing information or other documentation reasonably sufficient to demonstrate that a fee adjustment is justified, provided that Patheon shall have no obligation to provide any supporting documents to the extent such documents are subject to obligations of confidentiality by Patheon to its suppliers. Upon delivery of such a request, each of the Client and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing Services in respect of each affected Product and Schedule B shall be amended accordingly. Such revised fee shall be effective with respect to any Product delivered after the end of the then current Year.

4.3 ADJUSTMENTS TO PRICING.

     During any Year of this Agreement, the fees set out in Schedule B shall be subject to adjustment in accordance with the following:

     (a) Volume Reduction. If at any time and from time to time Patheon determines, acting reasonably and based on the forecasts and Firm Orders received from the Client, that the current Minimum Run Quantities (including, without limitation, any permanent reductions in volumes) relating to a specific Product will constitute no more than [**]% of the Annual Volume for that Product specified in Schedule B hereto or, if applicable, any revised Annual Volume hereinafter agreed to by the parties, then Patheon shall be entitled to request an adjustment to the fee for Manufacturing Services in respect of that Product to reflect the increased costs that Patheon will incur as a result of the reduced volumes. If at any time and from time to time the Client determines acting reasonably and based upon the forecasts and Firm Orders submitted to Patheon that the current Minimum Run Quantities (including, without limitation, any permanent reduction in volumes) relating to a specific Product will constitute greater than [**]% of the Annual Volume for that Product specified in Schedule B hereto, or if applicable, any revised Annual Volume hereinafter agreed to by the parties, then the Client shall be entitled to request an adjustment to the fee for Manufacturing Services in respect of that Product to reflect the decreased costs that Patheon will incur as a result of the increased volumes. To the extent that the fee for Manufacturing Services in respect of a Product has been previously adjusted pursuant to this clause (a) to reflect reduced or increased volumes, the adjustment provided in this clause (a) shall operate based on the fees attributed to such Product at the time the last of such adjustments were made.

     (b) Extraordinary Increases in Component Costs. If at any time market conditions result in Patheon's cost of Components being materially greater than normal forecasted increases, then Patheon shall be entitled to, and shall notify Client in writing of, an adjustment to the fee for Manufacturing Services in respect of any affected Product to compensate it for such increased Component costs. For the purposes of this clause (b), changes materially greater than normal forecasted increases shall be considered to have occurred if: (i) the cost of a Component increases by [**]% of the cost for that Component upon which the most recent fee quote was based; or (ii) the aggregate cost for all Components required to manufacture a Product increases by [**]% of the total Component costs for such Product upon which the most recent fee quote was based. To the extent that Component costs have been previously adjusted pursuant to clause (a) of Section 4.2 or this clause (b) to reflect an increase in the cost of one or more Components, the adjustments provided for in (i) and (ii) above shall operate based on the then current price of the last adjustment to Component costs.

     (c) Cost Reduction. Patheon agrees that it will attempt to increase the efficiency of the production process in order to reduce the cost of the Product. In the event that Patheon decreases the cost of manufacturing the Product, including, but not limited to, by reducing the cost basis of the Components utilized for the production of Product, whether such cost basis reduction is through the placement of bulk orders, change of vendors or otherwise in accordance with the terms of this Agreement, then [**]% of the net reduction of cost shall be credited to Client through a reduction of the fees per unit for the Product. Patheon shall promptly notify Client in writing of any reduction in cost of manufacturing the Product, including, but not limited to, the cost basis of the Components utilized for the production of Product, whether such cost basis reduction is through the placement of bulk orders, change of vendors or otherwise in accordance with the terms of this Agreement

In connection with a fee adjustment request pursuant to this Section 4.3, Patheon shall deliver to the Client a revised Schedule B and such budgetary pricing information, adjusted Component costs or other documentation reasonably sufficient to demonstrate that a fee adjustment is justified, provided that Patheon shall have no obligation to provide any supporting documents to the extent such documents are subject to obligations of confidentiality by Patheon to its suppliers. Upon delivery of such a request, each of the Client and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing Services in respect of each affected Product and Schedule B shall be amended accordingly.

4.4 ADJUSTMENTS DUE TO TECHNICAL CHANGES.

          Amendments to the Specifications or the Quality Agreement requested by the Client, other than those mandated by the FDA or other government regulatory agency (for which Client shall accept reasonable revision of the fees necessitated by such amendment), will only be implemented following a technical and cost review by Patheon and are subject to the Client and Patheon reaching agreement as to revisions, if any, to the fees specified in Schedules B or C necessitated by any such amendment. If the Client accepts a proposed fee change, the proposed change in the Specifications shall be implemented, and the fee change shall become effective only with respect to those orders of Products that are manufactured in accordance with the revised Specifications. In addition, the Client agrees to purchase, at Patheon's cost therefor (including all costs incurred by Patheon in connection with the purchase and handling of such Inventory), all Inventory utilized under the "old" Specifications and purchased or maintained by Patheon in order to fill Firm Orders or in accordance with
Section 5.2, to the extent that such Inventory can no longer be utilized under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or in accordance with Section 5.2 shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by the Client and, at Client's option, Client shall take possession of the material in any such orders. At Client's expense, Patheon shall deliver such Components to a destination provided by Client.

4.5 MULTI-COUNTRY MANUFACTURING AND PACKAGING REQUIREMENTS.

          If and when the Client decides that it wishes to have Patheon manufacture the Product for countries in addition to the Territory covered by this Agreement, then the Client shall inform Patheon of the Component, Tablet Core, Product, process and packaging requirements for each new country and Patheon shall prepare a quotation for consideration by the Client of the additional costs, if any, and the change over fees for the Product destined for such new country. The agreed additional Component, Tablet Core, Product, process and packaging requirements and related costs and change over fees shall be set out in a written amendment to this Agreement.

                                    ARTICLE 5

           ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES

5.1 ORDERS AND FORECASTS.

     (a) Rolling Forecasts. Concurrent with the execution of this Agreement, the Client shall provide Patheon with a written [**] forecast of the volume of each Product that the Client then anticipates will be required to be produced by Patheon and shipped to the Client or the Client's designee during [**] and each [**] of Firm Orders (as defined below), [**] of pro forma amounts of Product and [**] of planning horizon. Such forecast will be updated by the Client [**] or before [**].

     (b) Firm Orders. On or before the [**] in conjunction with the provision of the rolling forecast outlined in section 5.1(a), the Client shall issue firm written orders ("FIRM ORDERS") for the Products to be produced and delivered to the Client on a date not less than [**] from the first day of the calendar month immediately following the date that the Firm Order is submitted. Such Firm Orders submitted to Patheon shall specify the Client's purchase order number, quantities by Product type, batch size, Tablet Core delivery schedule, Product monthly delivery schedule and any other elements necessary to ensure the timely production and shipment of the Products. The quantities of Products ordered in such written orders shall be firm and binding on the Client and shall not be subject to reduction by the Client. Patheon shall have [**] to object in writing to the Client to any element of a Firm Order. If Patheon does not object, then such Firm Order shall be binding on Patheon and no part shall be subject to change by Patheon. Notwithstanding the requirements in this section, it is understood by the Parties that changes in delivery schedules of Tablet Cores may differ from the months specified in Firm Orders. If said change in delivery schedule is greater than [**] from that specified in Firm Orders, Patheon has the right to delay manufacturing activities up to [**] from the actual Tablet Cores delivery date.

     (c) [**] Forecast. On or before [**], the Client shall provide Patheon with a written [**] of the volume of each Product the Client then anticipates will be required to be produced and shipped to the Client during the [**] period.

5.2 RELIANCE BY PATHEON.

          The Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted pursuant to Section 5.1(a) and (b) in ordering the Components required to meet such Firm Orders. In addition, the Client understands that to ensure an orderly supply of such Components and/or to achieve economies of scale in the costs, it may be desirable for Patheon to purchase such Components in sufficient volumes to meet the production requirements for Products during part or all of the first [**] of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed to by Patheon and the Client. Accordingly, the Client authorizes Patheon to purchase Components in order to satisfy the production requirements for Products for the first [**] contemplated in the most recent forecast provided by the Client pursuant to Section 5.1(a), and agrees that Patheon may make such other purchases of Components to meet production requirements during such longer periods as may be agreed to in writing from time to time by the Client at the request of Patheon or the Client. Any requests made by Client for product launch quantities of Product not contemplated in forecasts or Firm Orders shall only be accepted by Patheon if made in writing by the Client for the purposes of ordering Components and thereafter shall be treated as a Firm Order. If Components ordered by Patheon pursuant to Firm Orders or this Section 5.2 are not included in finished Products purchased by the Client within [**] after the forecasted month in respect of which such purchases have been made (or such longer period as the parties may agree) or if such Components have expired during such period, then the Client shall pay to Patheon its costs therefor (plus an additional [**]% handling fee); provided, however, that in the event such unexpired Components are incorporated into Products subsequently purchased by the Client or into third party products manufactured by Patheon and subsequently purchased by a third party, the Client will receive credit for any costs of such Components previously paid to Patheon by the Client.

5.3 MINIMUM ORDERS.

          The Client may only order Products in multiples of the Minimum Run Quantities set out in Schedule B.

5.4 SHIPMENTS.

          Shipments of Products shall be made EXW Patheon's shipping point unless otherwise mutually agreed. Risk of loss or of damage to Products shall remain with Patheon until Products are loaded onto the carrier's vehicle by Patheon for shipment at the EXW point at which time risk of loss or damage shall transfer to the Client. Patheon shall, in accordance with the Client's instructions and as agent for the Client, (i) arrange for shipping, to be paid by the Client and (ii) at the Client's risk and expense, obtain any export license or other official authorization necessary to export the Products. The Client shall arrange for insurance and shall select the freight carrier used by Patheon to ship Products and may monitor Patheon's shipping and freight practices as they pertain to this Agreement. Products shall be transported in accordance with the Specifications.

5.5 LATE SHIPMENT AND SHELF LIFE

     (a) Late Shipment. In the event that any Products are shipped to Client more than 14 days after the agreed upon date (for reasons other than Client's failure to deliver Tablet Cores required to manufacture such Products to Patheon within the time frames requested), the parties shall meet as necessary in order to try to resolve the reasons, if any for the late shipment, amicably. Should the parties fail to reach resolution under this Section 5.5, then their dispute will be handled in accordance with Section 12.1 hereof.

     (b) The Product shall be delivered to Client or Client's designee as set forth below ("DISTRIBUTION SHELF LIFE"):

                            TRADE PRODUCT READY TO BE SHIPPED    SAMPLE PRODUCT READY TO BE SHIPPED
FDA- APPROVED SHELF LIFE     TO CLIENT OR CLIENT'S DESIGNEE:       TO CLIENT OR CLIENT'S DESIGNEE:
------------------------   -----------------------------------   ----------------------------------
12 to 18 months            unless otherwise mutually agreed in   unless otherwise  mutually agreed
                           writing, no more than [**] from the   in writing, no more than [**]
                           Tablet Core delivery date.            from the Tablet Core delivery
                                                                 date.

24 months or greater       No more than [**] from the Tablet     no more than [**] from the Tablet
                           Core delivery date                    Core delivery date

However, if this is not achievable due to an out-of-specification or significant batch deviation investigation, then the parties agree to work together to maximize the shelf life of a batch of Product, including the packaging of the subject Product into samples, if possible. At all times, the parties agree to use commercially reasonable efforts to achieve a maximum distribution shelf life and, in order to do so, if requested by Client, Patheon will [**]. The Client shall have the right to reject any shipment of Products (other than Products that were the subject of an out-of-specification or significant batch deviation investigation), having less than the Distribution Shelf Life in accordance with
Section 6.1(a) hereof.

In order to ensure that Client has sufficient time to review the Batch Documentation to correct any defects in such documentation and release the Product for shipment pursuant to a shipment request from Client:

     (1) for trade Product, Patheon will use best efforts to deliver the documentation package as defined in the Quality Agreement by [**] from the start of coating. Both parties agree to cooperate to resolve any documentation issues by [**]; and

     (2) for sample Product, Patheon will use best efforts to deliver the documentation package as defined in the Quality Agreement by [**] from the start of coating. Both parties agree to cooperate to resolve any documentation issues by [**].

     (c) Initial Batches. Notwithstanding the provisions of Section 5.5(b), above or, anything else contained in this Agreement to the contrary, Patheon shall not be liable for the loss of Tablet Cores required to replace the [**] shipments of Product rejected by Client for failure to meet the Distribution Shelf Life provided such batches were manufactured by Patheon in accordance with the Specifications and cGMPs.

5.6 INVOICES AND PAYMENT.

          Except as otherwise provided in this Agreement, Patheon shall charge the Client for the Manufacturing Services only in respect of those Products that are shipped to Client and shall submit to the Client, at the same time as each shipment of Product, an invoice covering such shipment. Invoices shall be sent by courier to such address as may be provided by the Client in writing from time to time. Patheon shall also submit to the Client, with each shipment of Products, a duplicate copy of the invoice covering such shipment. Patheon shall also provide the Client with an invoice covering any Inventory or Components which are to be purchased by the Client pursuant to the terms of this Agreement. Each such invoice shall, to the extent applicable, identify the Client purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by the Client. The Client shall pay all such invoices within 30 days of the date thereof.

                                    ARTICLE 6

                           PRODUCT CLAIMS AND RECALLS

6.1 PRODUCT CLAIMS.

     (a) Product Claims. The Product to be Manufactured hereunder shall be Manufactured in accordance with cGMP. Each Batch of Product will be sampled and tested by Patheon against the Specifications. The quality assurance department of Patheon will review the records relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with cGMP and the Manufacturing Process. If, based upon such tests, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP and the Manufacturing Process, then a Certificate of Compliance will be completed and approved by the quality assurance department of Patheon. This Certificate of Compliance, a Certificate of Analysis, the Specifications, and a complete and accurate copy of the Batch records (collectively, the "Batch Documentation") for each Batch of Product will be delivered to Client. The Client or its designated agent has the right to reject any portion of any shipment of Products that deviates from the Specifications or cGMPs, without invalidating any remainder of such shipment. The Client or its designated agent shall inspect the Products manufactured by Patheon within a reasonable time after the receipt thereof, including Batch Documentation, and shall give Patheon written notice (a "DEFICIENCY NOTICE") of all claims for Products that deviate from the Specifications or cGMPs within 30 days after the Client's or its designated agent's receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within 30 days after discovery thereof by the Client, but in no event after the expiration date of the Product). Should the Client fail to provide Patheon with written notice of its acceptance or rejection of the delivery within 30 days of receipt of a delivery of Products including Batch Documentation, then the delivery shall be deemed to have been accepted by the Client on the 31st day after delivery. Except as set out in
Section 6.2, Patheon shall have no liability for any deviations for which it has not received notice within the applicable 30-day period.

     (a) Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon shall have 10 days to advise the Client by notice in writing that it disagrees with the contents of such Deficiency Notice. If the Client and Patheon fail to agree within 10 days after Patheon's notice to the Client as to whether any Products identified in the Deficiency Notice deviate from the Specifications or cGMPs, then the parties shall mutually select an independent laboratory to evaluate if any of the Products deviate from the Specifications or cGMPs. Such evaluation shall be binding on the parties, and if such evaluation certifies that any Products deviate from the Specifications or cGMPs, the Client may reject those Products in the manner contemplated in this Section 6.1. If such evaluation does not so certify in respect of any such Products, then the Client shall be deemed to have accepted delivery of such Products on the 40th day after delivery.

     (b) Patheon Responsibility. In the event the Client rejects Products in accordance with this Section 6.1 and the deviation is determined to arise from Patheon's failure to provide the Manufacturing Services in accordance with the Specifications and cGMPs, Patheon will credit the Client's account for Patheon's invoice price to the Client for such defective Products. If the Client shall have previously paid for such defective Products, Patheon shall promptly, at the Client's election, either: (i) refund the invoice price for such defective Products; (ii) offset such amount against other amounts due to Patheon hereunder; or (iii) replace such Products with conforming Products without the Client being liable for payment therefor under Section 3.1, contingent upon the receipt from the Client of all Tablet Cores required for the manufacture of such replacement Products. Subject to the limitations set out in Section 10.2, Patheon shall be responsible for paying for any Tablet Cores needed under this
Section 6.1(c) in accordance with the procedures set forth in Section 2.3 hereof. Further, if it is determined that there is a deviation with any part of the shipment of Product, at the Client's option, Patheon will take receipt of such shipment and perform an inspection of 100% of the Product in the shipment. The parties acknowledge that time is of the essence in meeting their obligations under this Section 6.1(c).

     (d) Shortages. Claims for shortages in the amount of Product shipped by Patheon shall be dealt with as may reasonably be agreed to by the parties; provided, however, in the event that a shipment of Product received by Client or its designee is less than [**]% of the amount ordered by Client pursuant to
Section 5.1(b) hereof ("SHORTAGE AMOUNT"), upon receipt of written request by Client, Patheon shall use commercially reasonable efforts to manufacture additional Product to replace the Shortage Amount. In the event that such Shortage Amount is less than a validated batch size, then Patheon shall manufacture the next highest validated batch size of Product ("SHORTAGE BATCH") and package such Shortage Batch in accordance with the Client's written instructions, including the Shortage Amount. The fees to be paid by the Client for the Shortage Amount shall be the same unit price as set forth in the invoice covering the shipment that is the subject of the Product Claim. The fees to be paid by the Client for the balance of the Shortage Batch, if any, shall be the next lowest priced fees payable by bottle count as set forth in Schedule B hereto.

6.2 PRODUCT RECALLS AND RETURNS.

     (a) Records and Notice. Patheon and the Client shall each maintain such records as may be necessary to permit a Recall of any Products delivered to the Client or customers of the Client. Each party shall promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Products and/or which might result in the Recall or seizure of the Products. Upon receiving any such notice or upon any such discovery, each party shall cease and desist from further shipments of such Products in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, shall be made and implemented by the Client. "RECALL" shall mean any action (i) by the Client to recover title to or possession of quantities of the Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Products from the market); or (ii) by any regulatory authorities to detain or destroy any of the Products. Recall shall also include any action by either party to refrain from selling or shipping quantities of the Products to third parties which would have been subject to a Recall if sold or shipped.

     (b) Recalls. In the event (i) any governmental or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert with respect to a Product, a written request that any Product be Recalled,
(ii) a court of competent jurisdiction orders such a Recall, or (iii) the Client determines that any Product should be Recalled or that a "dear doctor" letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by the Client, having regard to all applicable laws and regulations.

     (c) Product Returns. The Client or its designated agent shall have the responsibility for handling customer returns of the Products. Patheon shall provide the Client or its designated agent with such assistance as the Client may reasonably require to handle such returns.

     (d) Patheon's Responsibility. To the extent that a Recall or return results from, or arises out of, a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs, at Client's option, Patheon shall be responsible for the documented out-of-pocket expenses of such Recall or return and shall either (i) reimburse the Client for the price that the Client paid to Patheon for manufacturing the Recalled Products or (ii) use its commercially reasonable efforts to replace the Recalled or returned Products with new Products at no charge to the Client, contingent upon the receipt from the Client of all Tablet Cores required for the manufacture of such replacement Products. If Client elects to have the Recalled Product replaced, subject to the limitations set out in Section 10.2, Patheon shall pay all costs related to the Tablet Cores required for the manufacture of replacement Products in accordance with the procedures set forth in Section 2.3 hereof. In all other circumstances, Recalls, returns or other corrective actions shall be made at the Client's cost and expense. The parties acknowledge that time is of the essence in meeting their obligations under this Section 6.2(d).

6.3 DISPOSITION OF DEFECTIVE OR RECALLED PRODUCTS.

          The Client shall not dispose of any damaged, defective, returned or Recalled Products in relation to which it intends to assert a claim against Patheon without Patheon's prior written authorization to do so. Alternatively, Patheon may instruct the Client to return such Products to Patheon. Patheon shall bear the cost of disposition with respect to any damaged, defective, returned or Recalled Products in relation to which it bears responsibility under
Section 6.1 or 6.2 hereof. In all other circumstances, the Client shall bear the cost of disposition with respect to any damaged, defective, returned or Recalled Products.

6.4 CUSTOMER QUESTIONS AND COMPLAINTS.

          The Client or its designated agent shall have the full responsibility for responding to questions and complaints from the Client's customers. Questions or complaints received by Patheon from the Client's customers shall be promptly referred to the Client. Patheon shall co-operate as reasonably required to allow the Client to determine the cause of and resolve any customer questions and complaints. Such assistance shall include follow-up investigations, including testing. In addition, within 10 days from the date of request, Patheon shall provide the Client with all necessary information that will enable the Client to respond properly to questions or complaints relating to the Products. Unless it is determined that the cause of any customer complaint resulted from a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs, all costs incurred in respect of this Section 6.4 shall be borne by the Client.

6.5 SOLE REMEDY.

          Except for the indemnity provided in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this
Article 6 shall be the Client's sole remedy for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs.

                                    ARTICLE 7

                                  CO-OPERATION

7.1 QUARTERLY REVIEW.

          Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers shall meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

7.2 GOVERNMENTAL AGENCIES.

          Subject to Section 7.7, each party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding such Products if in the opinion of that party's counsel, such communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation; provided, however, that unless in the reasonable opinion of its counsel there is a legal prohibition against doing so, such party shall permit the other party to accompany and take part in any communications with the agency, and to receive copies of all such communications to and/or from the agency.

7.3 RECORDS AND ACCOUNTING BY PATHEON.

          Patheon shall keep records of the manufacture, testing and shipping of the Tablet Cores, Components and Products, and retain samples of such Tablet Cores, Components, and Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Copies of such records and samples shall be retained for a period of one year following the date of Product expiry, or longer if required by law or the Quality Agreement. Patheon is responsible for retaining samples of the Tablet Cores, Components, and Products either that are necessary to comply with the legal/regulatory requirements applicable to the Client or that are requested by the Client. For the avoidance of doubt, if a Tablet Core or component is used in more than one batch of Product, Patheon shall retain the necessary samples for a period of one year following the date of Product expiry, or longer if required by law, for the final batch of Product made with such Tablet Core or Component. Prior to destroying any records or retained samples under this Section 7.3, Patheon shall notify the Client and the Client shall have the option of having such records or retained samples sent to a location of the Client's choice at the Client's expense.

7.4 INSPECTION.

          The Client may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice. A Patheon representative shall be present during any such inspection.

7.5 ACCESS.

          Patheon shall provide the Client with reasonable access at mutually agreeable times to any of its facilities in which the Products are manufactured, stored, handled or shipped in order to permit the Client's verification of Patheon's compliance with the Patheon Manufacturing Responsibilities and with all applicable laws and regulations. For greater certainty, the right of access provided in this Section 7.5 shall not include a right to access or inspect Patheon's financial records. Patheon shall notify the Client of any inspections by any governmental agency directly or indirectly involving the Products.

7.6 REPORTS.

          Patheon will supply all Product data, including release test results, complaint test results, all investigations (in manufacturing, testing and storage), and the like, that the Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any annual product report information that the Client is required to file with the FDA, thirty (30) days prior to the due date for such report or filing. At the Client's request and subject to an additional fee to be agreed by the parties, Patheon may prepare annual product review information on behalf of the Client and in accordance with the Client's instructions.

7.7 FDA FILINGS

     (a) FDA Filings. The Client shall have the sole responsibility for filing all documents with the FDA and taking any other actions that may be required to maintain FDA Approval for the commercial manufacture of all of the Products. Patheon shall assist the Client, to the extent consistent with Patheon's obligations under this Agreement. Client shall provide Patheon with copies of all FDA filings at the time of submission which contain chemistry, manufacturing and controls (CMC) information regarding the Product.

     (b) Verification of Data. Prior to filing any documents with the FDA that incorporate data generated by Patheon that has a material change to such data made by Client, the Client shall provide Patheon with a copy of the documents incorporating such data so as to give Patheon the opportunity to verify the accuracy and regulatory validity of such documents as they relate to the Patheon generated data. The standard review period is 30 days, however shorter times shall be satisfactory upon agreement of the parties.

     (c) Client Responsibility. For clarity, the parties agree that in reviewing the documents referred to in paragraph (b) above, Patheon's role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. As such, Patheon shall not assume any responsibility for the accuracy of the NDA or the ANDA, as the case may be. The sole responsibility of the preparation and filing of the NDA or the ANDA shall be borne by the Client.

7.8 TECHNOLOGY TRANSFERS.

          Provided that the Client is not then in material breach of its obligations under this Agreement, Patheon shall, at the Client's expense, provide such assistance as is reasonably necessary to assist the Client in transferring the manufacture of Product to another facility including manufacturing processes and analytical methods; provided, however, no competitor of Patheon shall be permitted to have access to the Manufacturing Site.

                                    ARTICLE 8

                              TERM AND TERMINATION

8.1 INITIAL TERM.

          This Agreement shall become effective as of the Effective Date and shall continue for a period of three Years from the Commencement Date (the "Initial Term"), unless terminated earlier by one of the parties in accordance herewith. This Agreement shall automatically continue after the Initial Term for successive terms of one year each unless terminated earlier pursuant to Sections 8.2, 8.3 or 8.4.

8.2 TERMINATION BY PATHEON OR CLIENT.

          Either party shall have the right to terminate this Agreement for any reason upon the giving of written notice to the other party at least 12 months, on the part of the Client, or at least 18 months, on the part of Patheon, prior the end of the then current term.

8.3 TERMINATION FOR CAUSE.

     (a) Either party at its sole option may terminate this Agreement upon written notice in circumstances where the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within 60 days following receipt of a written notice (the "REMEDIATION PERIOD") of said breach that expressly states that it is a notice under this Section 8.3(a) (a "BREACH NOTICE").

     (b) Either party, at its sole option, may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party in the event that: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.

     (c) The Client may terminate this Agreement as to any Product upon 30 days' prior written notice in the event that any governmental agency takes any action, or raises any objection, that prevents the Client from importing, exporting, purchasing or selling such Product.

     (d) Patheon may terminate this Agreement upon six months' prior written notice if the Client assigns pursuant to Section 13.6 any of its rights under this Agreement to an assignee other than a purchaser or merger partner that, in the opinion of Patheon acting reasonably, is: (i) not a credit worthy substitute for the Client; or (ii) a competitor of Patheon; or (iii) an entity with whom Patheon has had prior unsatisfactory business relations.

     (e) The Client may terminate this Agreement as to any Product upon 90 days written notice in the event that an A.B.-rated generic alternative to the Product is introduced in the United States.

8.4 PRODUCT DISCONTINUATION.

          The Client shall provide at least six months' advance notice if it intends to no longer order a Product due to that Product's discontinuance in the market. The Client shall not be obliged to purchase any Product other than that made by Patheon pursuant to Firm Orders that have been submitted by the date of the notice given above. In the event that the Client does not want any additional Product made, the Client shall pay to Patheon (1) an amount equal to 75% of the fees for the first month of the then current Firm Order and, (2) an amount equal to 50% of the fees for the second and third months of the then current Firm Order by the Client for such Product.

8.5 PATHEON OBLIGATIONS ON TERMINATION.

          If this Agreement expires or is terminated in whole or in part for any reason, then (in addition to any other remedies Patheon may have in the event of default by the Client):

          Patheon shall, upon receipt of a termination notice from Client, promptly cease performance of the applicable Firm Order and shall take all reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith. In particular, Patheon shall:

     (a) immediately cancel, to the greatest extent possible, any third party obligations;

     (b) promptly inform Client of any irrevocable commitments made in connection with any pending Firm Order(s) prior to termination;

     (c) promptly return to the vendor for a refund all unused, unopened materials in Patheon's possession that are related to any pending Firm Order; provided that Client shall have the option, but not the obligation, to take possession of any such materials;

     (d) promptly inform Client of the cost of any remaining unused, unreturnable materials ordered pursuant to any pending Firm Order(s), and either deliver such materials to Client (or its designee) or properly dispose of them, as instructed by Client and at Client's expense; and

     (e) perform only those services and activities mutually agreed upon by Client and Patheon as being necessary or advisable in connection with the close-out of any pending Firm Order(s).

     (f) Patheon shall return to the Client all unused Tablet Cores (with shipping and related expenses, if any, to be borne by the Client) as well as all Inventory and Components for which the Client has paid pursuant to Sections 8.6
(b) and (c);

     (g) Patheon shall return any and all documentation related to the Product to Client.

     (h) Notwithstanding any other provisions in this Agreement, Patheon shall promptly pay Client the amount of all outstanding unpaid credits not yet applied to CRTX.

8.6 CLIENT OBLIGATIONS ON TERMINATION.

     (a) The Client shall take delivery of and pay for all undelivered Products that are manufactured and/or packaged pursuant to a Firm Order, at the price in effect at the time the Firm Order was placed;

     (b) The Client shall purchase, at Patheon's cost (including all costs incurred by Patheon in connection with the purchase and handling of such Inventory), the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2 prior to notice of termination being given;

     (c) The Client shall satisfy the purchase price payable pursuant to Patheon's orders with suppliers of Components, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with
          Section 5.2;

Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement. For greater certainty, termination of this Agreement for any reason shall not affect the obligations and responsibilities of the parties pursuant to Articles 8, 10 and 11 and Sections 6.2, 6.3, 6.4, 7.3, 7.8, 13.1, 13.2, 13.3 and
13.15, all of which survive any termination.

                                    ARTICLE 9

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 AUTHORITY.

          Each party covenants, represents and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2 NON-INFRINGEMENT.

          The Client covenants, represents and warrants that, as of the Effective Date:

     (a) the Specifications for each of the Products are its or its Affiliate's property and that the Client may lawfully disclose the Specifications to Patheon;

     (b) to the best of its' knowledge, any Intellectual Property, other than Patheon Intellectual Property, utilized by Patheon in connection with the provision of the Manufacturing Services according to the Specifications (i) is owned or licensed by the Client or its Affiliate; (ii) may be lawfully used as directed by the Client; and,
          (iii) such use does not infringe and will not infringe and Third Party Rights;

     (c) to the best of its' knowledge, there are no actions or other legal proceedings, the subject of which is the infringement of Third Party Rights related to any of the Specifications, or any of the Active Material and the Components, or the sale, use or other disposition of any Product made in accordance with the Specifications;

     (d) the Specifications for all Products conforms to all applicable cGMPs; and,

     (e) the Products, if labelled and manufactured in accordance with the Specifications and in compliance with applicable cGMPs (i) may be used in clinical trials and/or lawfully sold and distributed in every jurisdiction in which the Client markets such Products; and (ii) will be safe for human consumption.

9.3 DEBARRED PERSONS.

          Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. Section 335(a) or (b). Patheon shall notify Client promptly (but in no case more than three (3) business days) upon receiving notice of any inquiry or of the commencement of any such investigation or proceeding. Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Food, Drug and Cosmetic Act.

9.4 PERMITS.

          The Client shall be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals in respect of the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

9.5 COMPLIANCE WITH LAWS.

          Each party, in connection with its performance under this Agreement, shall comply with all applicable Federal, state and local laws, rules, regulations and orders.

9.6 NO WARRANTY.

          PATHEON MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

                                   ARTICLE 10

                            REMEDIES AND INDEMNITIES

10.1 CONSEQUENTIAL DAMAGES.

          Under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or for any liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature.

10.2 LIMITATION OF LIABILITY.

     (a) Tablet Cores. Except as expressly set forth in Section 2.3 hereof, Patheon shall not be responsible for any loss or damage to Tablet Cores.

     (b) Products. Except in circumstances where Patheon has failed to provide the Manufacturing Services in accordance with the Specifications and cGMPs, Patheon shall not be liable nor have any responsibility for any deficiencies in, or other liabilities associated with, any Product manufactured by it, including, without limitation, any deficiencies with respect to the Specifications, the safety, efficacy or marketability of the Products or any distribution thereof.

     (c) Maximum Liability. Patheon's maximum liability under this Agreement for any reason other than personal injury, including, without limitation, any liability arising under Article 6 (other than a liability for loss of Tablet Cores) or Section 10.3 hereof or resulting from a breach of its representations, warranties or other obligations under this Agreement shall not exceed (i) for Firm Orders made pursuant to Section 5.1 of less than [**] tablets per Year, up to the amount of $500,0000; (ii) for Firm Orders of between [**] to [**] tablets per Year, up to the amount of $750,000; or (iii) for Firm Orders of greater than [**] tablets per Year, up to the amount of $1,000,000, in the aggregate for each Year of this Agreement.

10.3 PATHEON.

          Subject to Sections 10.1 and 10.2, Patheon agrees to defend, indemnify and hold the Client, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of personal injury or property damage to the extent that such injury or damage is the result of a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications and cGMPs except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of the Client, its officers, employees or agents or Affiliates.

          In the event of a claim, the Client shall: (a) promptly notify Patheon of any such claim; (b) use commercially reasonable efforts to mitigate the effects of such claim: (c) reasonably cooperate with Patheon in the defence of such claim; (d) permit Patheon to control the defence and settlement of such claim, all at Patheon's cost and expense.

10.4 CLIENT.

          Subject to Sections 10.1 and 10.2, the Client agrees to defend, indemnify and hold Patheon, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any Third Party Rights in respect of the Products, and any claim of personal injury or property damage to the extent that such injury or damage is the result of a breach of this Agreement by the Client, including, without limitation, any representation or warranty contained herein, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees or agents.

          In the event of a claim, Patheon shall: (a) promptly notify the Client of any such claims; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with the Client in the defence of such claim; (d) permit the Client to control the defence and settlement of such claim, all at the Client's cost and expense.

                                   ARTICLE 11

                                 CONFIDENTIALITY

          11.1 The parties agree that the provisions of the Confidentiality Agreement shall apply to all confidential information disclosed by the parties under this Agreement, which agreement remains in effect in accordance with its terms; provided, however, that in the event the Confidentiality Agreement expires or is terminated prior to the expiration or termination of this Agreement, the terms of the Confidentiality Agreement shall continue to govern the parties' obligations of confidentiality with respect to any confidential or proprietary information disclosed by the parties hereunder, for the term of this Agreement, as though such agreement remained in full force and effect.

          11.2 Notwithstanding anything to the contrary in this Agreement, nothing shall prohibit a party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing Party shall use good faith efforts to obtain confidential treatment to the extent available.

          11.3 Patheon acknowledges and agrees that (i) Client is a publicly-held company and (ii) Patheon is aware and has advised its employees, directors, officers and agents involved in the evaluation and negotiation of the transaction contemplated by this Agreement that applicable securities laws prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Client will provide Patheon with advance written notice of its intent to make such a disclosure and will provide Patheon with the opportunity to comment on any confidential treatment requested prior to the submission.

                                   ARTICLE 12

                               DISPUTE RESOLUTION

12.1 COMMERCIAL DISPUTES.

          In the event of any dispute arising out of or in connection with this Agreement (other than a dispute determined in accordance with Section 6.1(b) or a Technical Dispute), the parties shall first try to solve it amicably. In this regard, any party may send a notice of dispute to the other, and each party shall appoint, within 10 Business Days from receipt of such notice of dispute, a single representative having full power and authority to solve the dispute. The representatives so designated shall meet as necessary in order to solve such dispute. If these representatives fail to solve the matter within one month from their appointment, or if a party fails to appoint a representative within the 10 Business Day period set forth above, such dispute shall immediately be referred to the Chief Operating Officer or Executive Vice President, Operations (or such other officer as they may designate) of each party who will meet and discuss as necessary in order to try to solve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, their dispute will be referred to a court of competent jurisdiction in accordance with Section 13.15.

12.2 TECHNICAL DISPUTE RESOLUTION.

          In the event of a dispute (other than disputes in relation to the matters set out in Sections 6.1(b) and 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage or other activities under this Agreement (a "TECHNICAL DISPUTE"), the parties shall make all reasonable efforts to resolve the dispute by amicable negotiations. In this regard, senior representatives of each party shall, as soon as practicable and in any event no later than 10 Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite such meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within 30 Business Days of such written request, the Technical Dispute shall, at the request of either party, be referred for determination to an expert in accordance with the provisions of Schedule F. In the event that the parties cannot agree whether a dispute is a Technical Dispute, Section 12.1 shall prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

                                   ARTICLE 13

                                  MISCELLANEOUS

13.1 INVENTIONS.

     (a) For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client's Intellectual Property which Patheon must use in order to perform the Manufacturing Services.

     (b) All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use and sale of the Client's Product that is the subject of the Manufacturing Services, shall be the exclusive property of the Client.

     (c) All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services which are not specific, or dependent upon, Client's Product and which have application to manufacturing processes or formulation development of drug products or drug delivery systems shall be the exclusive property of Patheon (the "Broader Intellectual Property Rights"). Patheon hereby grants to Client, a non-exclusive, paid-up, royalty-free, transferable license of Patheon's Broader Intellectual Property Rights which Client may use for the manufacture of Client's Product.

     (d) Each party shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.

     (e) Either party shall give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or other wise controlled by such party. Inventions owned by Patheon in accordance herewith shall only be utilized by Patheon in connection with the provision of the Manufacturing Services with the Client's prior written consent.

13.2 INTELLECTUAL PROPERTY.

          Subject to Section 13.1, all Intellectual Property of the Client shall be owned by the Client and all Intellectual Property of Patheon shall be owned by Patheon. The Client and Patheon hereby acknowledge that neither party has, nor shall it acquire, any interest in any of the other party's Intellectual Property unless otherwise expressly agreed to in writing. Each party agrees not to use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

13.3 INSURANCE.

          Each party shall use commercially reasonable efforts to maintain commercial general liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of three years thereafter, which insurance shall afford limits of not less than $5,000,000 for each occurrence of products liability and property damage liability. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of 30 days' written notice to the insured of a cancellation of, or a material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.4 INDEPENDENT CONTRACTORS.

          The parties are independent contractors and this Agreement shall not be construed to create between Patheon and the Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

13.5 NO WAIVER.

          Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

13.6 ASSIGNMENT.

          Patheon may not assign this Agreement or any of its rights or obligations hereunder except with the written consent of the Client, such consent not to be unreasonably withheld. For greater certainty, Patheon may arrange for subcontractors to perform specific services arising under this Agreement provided that Patheon remains responsible to the Client under this Agreement. Subject to Section 8.3(d), the Client may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon; provided, however, that the Client shall give prior written notice of any assignment to Patheon, any assignee shall covenant in writing with Patheon to be bound by the terms of this Agreement and the Client shall remain liable hereunder. Notwithstanding the foregoing provisions of this Section 13.6, either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, provided that such assignee executes an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.

13.7 FORCE MAJEURE.

          Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, wars, acts of terrorism, fires, floods, storms, inability to obtain fuel, power, or components or compliance with any order or regulation of any government entity acting within colour of right (a "Force Majeure Event"). A party claiming a right to be excused performance under this Section 13.7 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance. Neither party shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.

13.8 ADDITIONAL PRODUCT.

          Additional products may be added to this Agreement and such additional products shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by an addendum hereto.

13.9 NOTICES.

          Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by telecopier or facsimile communication or by sending the same by first class mail, postage prepaid to the mailing address, or telecopier or facsimile number set forth below:

          If to the Client:

          Critical Therapeutics, Inc.
          60 Westview Street
          Lexington, MA 02421

          Attention: Chief Operating Officer

          Telecopier No.: (781) 862-5691

               With a required copy to:

                    Critical Therapeutics, Inc.
                    60 Westview Street
                    Lexington, MA 02421

                    Attention: General Counsel

                    Telecopier No.: (781) 862-5691

          If to Patheon:

          Patheon Pharmaceuticals Inc.
          c/o Patheon Inc.
          7070 Mississauga Road
          Mississauga, Ontario L5N 7J8
          Canada.

          Attention: President, Patheon North America

          Telecopier No.: (905) 812-6705

          With a copy to:

          Patheon Pharmaceuticals Inc.
          2110 East Galbraith Road
          Cincinnati, Ohio 45237
          U.S.A.

          Attention: Director of Legal Services

          Telecopier No. (513) 948-6927

or to such other addresses or telecopier or facsimile numbers provided to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery or by telecopier or facsimile shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States or Canadian mail, postage prepaid or upon receipt, whichever is sooner.

13.10 SEVERABILITY.

          If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

13.11 ENTIRE AGREEMENT.

          This Agreement, together with the Quality Agreement and the Confidentiality Agreement, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof including Patheon Proposal CTI-FC01-1101-1004-R3, provided however, the parties agree that Patheon Proposal CTI-FC01-1100-0305-R0 shall remain in effect and not be superseded by this Agreement. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents shall be this Agreement, the Quality Agreement and the Confidentiality Agreement.

13.12 OTHER TERMS.

          The parties agree that no terms, provisions or conditions of any purchase order or other business form or written authorization used by the Client or Patheon will have any effect on the rights, duties or obligations of the parties under or otherwise modify this Agreement, regardless of any failure of the Client or Patheon to object to such terms, provisions, or conditions unless such document specifically refers to this Agreement and is signed by both parties.

13.13 NO THIRD PARTY BENEFIT OR RIGHT.

          For greater certainty, nothing in this Agreement shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.

13.14 EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in two counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.15 GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable therein. The parties expressly agree that the UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

              [Remainder of this page is intentionally left blank]

               SIGNATURE PAGE TO MANUFACTURING SERVICES AGREEMENT

          IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.

                                        PATHEON PHARMACEUTICALS INC.


                                        By: /s/ C.V. Bennett
                                            ------------------------------------
                                        Name: C.V. Bennett
                                        Title: President, Patheon U.S.


                                        CRITICAL THERAPEUTICS, INC.


                                        By: /s/ Trevor Phillips, Ph.D.
                                            ------------------------------------
                                        Name: Trevor Phillips, Ph.D
                                        Title: Chief Operating Officer

                                   SCHEDULE A

PROCEDURE FOR SHIPMENT AND ACCEPTANCE OF PRODUCT SPECIFICATIONS AND TEST METHODS

Prior to commencement of commercial manufacturing of Product (not including validation or other manufacturing that may be deemed commercial later) under this Agreement the Client shall provide Patheon with authorized copies of the Specifications from the NDA filed by Client with the FDA. If the Specifications provided are subsequently amended, then the Client shall provide Patheon with revised and authorized copies of such revised Specifications. Upon acceptance of the revised Specifications, Patheon shall provide Client with a signed and dated receipt evidencing such acceptance of the revised Specifications by Patheon.

                                   SCHEDULE B

              MINIMUM RUN QUANTITY, MINIMUM ANNUAL VOLUME AND FEES

PRICING TABLES - 2007 VOLUMES, & [**] TABLET BATCH SIZES

     I.   48" COATING PAN

ZYFLO XR TABLETS - 20'S BOTTLES

AUG 07 - FEB 09 VOLUME (BOTTLES)                        [**]
--------------------------------   ----------------------------------------------
Furnished Batch Size               [**]   [**]   [**]   [**]   [**]   [**]   [**]
(tablet cores)
Run Quantity                       [**]   [**]   [**]   [**]   [**]   [**]   [**]
(bottles)
Mfg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
Pkg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
PRICE PER 20'S BOTTLE              [**]   [**]   [**]   [**]   [**]   [**]   [**]

ZYFLO XR TABLETS - 120'S BOTTLES

AUG 07 - FEB 09 VOLUME (BOTTLES)                        [**]
--------------------------------   ----------------------------------------------
Furnished Batch Size               [**]   [**]   [**]   [**]   [**]   [**]   [**]
(tablet cores)
Run Quantity                       [**]   [**]   [**]   [**]   [**]   [**]   [**]
(bottles)
Mfg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
Pkg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
PRICE PER 120'S BOTTLE             [**]   [**]   [**]   [**]   [**]   [**]   [**]

II. [**]

ZYFLO XR TABLETS - 20'S BOTTLES

AUG 07 - FEB 09 VOLUME (BOTTLES)                        [**]
--------------------------------   ----------------------------------------------
Furnished Batch Size               [**]   [**]   [**]   [**]   [**]   [**]   [**]
(tablet cores)
Run Quantity                       [**]   [**]   [**]   [**]   [**]   [**]   [**]
(bottles)
Mfg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
Pkg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
PRICE PER 20'S BOTTLE              [**]   [**]   [**]   [**]   [**]   [**]   [**]

ZYFLO XR TABLETS - 120'S BOTTLES

AUG 07 - FEB 09 VOLUME (BOTTLES)                        [**]
--------------------------------   ----------------------------------------------
Furnished Batch Size               [**]   [**]   [**]   [**]   [**]   [**]   [**]
(tablet cores)
Run Quantity                       [**]   [**]   [**]   [**]   [**]   [**]   [**]
(bottles)
Mfg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
Pkg Run Quantity (batches)         [**]   [**]   [**]   [**]   [**]   [**]   [**]
PRICE PER 120'S BOTTLE             [**]   [**]   [**]   [**]   [**]   [**]   [**]

MANUFACTURING ASSUMPTIONS

     1. The coating process at Patheon will closely follow the process information provided by Critical Therapeutics and the experience to-date at the site.

     2. The API, Zileuton, has been evaluated as a Toxicity Category 2 compound and can be handled safely using existing equipment and facility at this site.

     3.   The following manufacturing equipment train will be used:

          -    48" or [**] Accela Cota

     4.   Only one strength at 600 mg is assumed.

     5. Tablet cores are assumed to be furnished by Critical Therapeutics (through Skye Pharma) at a theoretical batch size of [**] tablet cores, with a core weight of 1129.3 mg. However, actual batch size will most likely come in [**]% of the theoretical as per Critical Therapeutics. So far the actual batch sizes received to-date have ranged from [**]% to [**]% of the theoretical batch size.

     6. Coating will be completed in the 48" or [**] Accela-Cota, in [**] and [**] pan loads per batch respectively, assuming [**]% or [**]% of the theoretical batch size will be received.

     7. Coating will be completed in the 48" or [**] Accela-Cota, in [**] and [**] pan loads per batch respectively, for the lower furnished batch size option ([**]% of the theoretical batch size).

     8. Dedicated hoses and change parts are required for the [**] coating pan option (Refer to the Capital Requirements section). No capital is required for the 48" coating pan option.

     9.   No pre- or post-coating inspection of tablets is assumed.

     10. After coating, the tablets will be packed with a desiccant gel bag prior to packaging into bottles.

     11. Patheon assumes that the current cleaning procedure is adequate and full cleaning occurs after each campaign.

     12. The manufacturing run campaign scenarios presented in the Pricing Tables are proposed by Patheon.

PACKAGING ASSUMPTIONS

     1.   The packaging equipment train will consist of the following equipment:

             20's Bottles - Line 4                    120's Bottles - Line 17
             ---------------------                    -----------------------
-    Omega Bottle Blower (for hand fed bottles)   -    Omega Bottle Unscrambler/Blower

-    Cremer Tablet Filler                         -    Cremer Tablet Filler

-    Lakso Cottoner                               -    Lakso Cottoner

-    NEM Capper/Retorquer                         -    Resina Capper

-    Sancoa Labeller                              -    Lepel Induction Sealer

-    Thiele Outserter                             -    Resina Retorquer

                                                  -    Sancoa Labeller

                                                  -    Thiele Outserter

     2.   The packaging configuration will be as follows:

                  20's Bottles                             120's Bottles
                  ------------                             -------------
-    20 tablets per bottle                        -    120 tablets per bottle

-    1 cap, with induction seal, per bottle       -    1 cap, with induction seal, per bottle

-    1 desiccant per bottle, with cotton          -    1 desiccant per bottle, with cotton

-    1 label per bottle                           -    1 label per bottle

-    1 outsert per bottle                         -    1 outsert per bottle

-    24 bottles per shipper                       -    12 bottles per shipper

-    1 shipper label per shipper                  -    1 shipper label per shipper

     3. The packaging run campaign scenarios presented in the Pricing Tables are proposed by Patheon.

     4.   An overall manufacturing and packaging yield of [**]% is assumed.

                                   SCHEDULE C

                                STABILITY TESTING

Patheon shall conduct stability testing in connection with the Products as outlined in the NDA filed by Client with the FDA which specifies the commercial and Product stability protocols applicable to the stability testing and the fees payable by the Client in connection with such testing. Such protocols shall be subject to the approval of the FDA.

                                   SCHEDULE D

                            TABLET CORE CREDIT VALUE

For the purposes of the Agreement, the parties agree that the Tablet Core Credit Value shall be as follows:

                                            TABLET CORE
PRODUCT            TABLET CORES             CREDIT VALUE
-------            ------------             ------------
Zyflo XR   Zileuton controlled-release   $ [**]
           tablet cores

[**]

MAXIMUM CREDIT VALUE

Patheon's liability for Tablet Cores calculated in accordance with Section 2.3 of the Agreement for any Product in a Year shall not exceed, in the aggregate, the maximum credit value set forth below:

PRODUCT                  MAXIMUM CREDIT VALUE
-------                  --------------------
Zyflo XR   (a)  Up to the amount of $[**], in the
                aggregate for the first Year of this
                Agreement or

           (b)  For each of the second and subsequent
                Years of this Agreement, an amount of
                up to $[**] per Year, in the
                aggregate.

                                   SCHEDULE E

                       BATCH NUMBERING & EXPIRATION DATES

Each batch of the Product manufactured by Patheon will bear a unique lot number using the Patheon batch numbering system. This number will appear on all documents relating to the particular batch of the Product.

Based on the FDA's approved expiration period for the Product which may change over time, Patheon will calculate the expiration date for each batch of the Product by adding the expiration period of the Product supplied by the Client to the Date of Manufacture of each batch. Such expiration date shall be written in the format: Month/Year.

                                   SCHEDULE F

                          TECHNICAL DISPUTE RESOLUTION

          Technical Disputes which cannot be resolved by negotiation as provided in Section 12.2 shall be resolved in the following matter:

1. APPOINTMENT OF EXPERT. Within 10 Business Days after a party requests pursuant to Section 12.2 that an expert be appointed to resolve a Technical Dispute, the parties shall jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the parties are unable to so agree within such 10 Business Day period, or in the event of disclosure of a conflict by an expert pursuant to paragraph 2 hereof which results in the parties not confirming the appointment of such expert, then an expert (willing to act in that capacity hereunder) shall be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2. CONFLICTS OF INTEREST. Any person appointed as an expert shall not be entitled to act and continue to act as such notwithstanding that at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment without the express written consent of the parties.

3. NOT ARBITRATOR. No expert shall be deemed to be an arbitrator and the provisions of The American Arbitration Act or of any other applicable statute (foreign or domestic) and the law relating to arbitration shall not apply to any such expert or the expert's determination or the procedure by which the expert reaches his determination to be made pursuant to this Schedule F.

4. PROCEDURE. Where an expert is appointed:

     (a) Timing. The expert shall be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues such authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and
          (ii) he renders his decision (with full reasons) within 15 Business Days (or such other date as the parties and the expert may agree) after receipt of all information requested by him pursuant to paragraph 4(b) hereof.

     (b) Disclosure of Evidence. The parties undertake one to the other to provide to any expert all such non-privileged evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they shall disclose promptly and in any event within five Business Days of a written request from the relevant expert to do so.

     (c) Advisors. Each party may appoint such counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties shall co-operate and seek to narrow and limit the issues to be determined.

     (d) Appointment of New Expert. If within the time specified in paragraph 4(a) above the expert shall not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert shall thereupon cease for the purposes of determining the matter at issue between the parties save that if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then such a decision shall have effect and the proposed appointment of the new expert shall be withdrawn.

     (e) Final and Binding. The determination of the expert shall, save in the event of fraud or manifest error, be final and binding upon the parties.

     (f) Costs. Each party shall bear its own costs in connection with any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert shall be shared equally by the parties.

For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including this Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are suitable to be released for sale or distribution.

                                   SCHEDULE G

                                QUALITY AGREEMENT

                                                               QUALITY AGREEMENT

                                QUALITY AGREEMENT

THIS AGREEMENT is made and will be effective as of the 9th day of May, 2007

BETWEEN:                 CRITICAL THERAPEUTICS, INC.,

                         a corporation existing under the laws of Delaware,

                         (hereinafter referred to as the "CLIENT")

                                                 - and -

                         PATHEON PHARMACEUTICALS INC.,
                         a corporation existing under the laws of Delaware,

                         Specific sites covered by this Agreement:

                              Cincinnati

                         (hereinafter referred to as "PATHEON").

          WHEREAS pursuant to manufacturing services agreements entered into and to be entered into between Patheon and the Client (the "MSAS"), Patheon will agree to provide pharmaceutical manufacturing services in respect of certain Products (as described in Schedule A hereto);

          AND WHEREAS pursuant to the MSAs, the Client will be required to provide certain information to Patheon in order for Patheon to provide the Manufacturing Services (the "SPECIFICATIONS");

          AND WHEREAS pursuant to the MSAs, Patheon will be required to operate within the Specifications as provided;

          AND WHEREAS the parties desire to allocate the responsibility for procedures and specifications impacting on the identity, strength, quality and purity of the Products;

          NOW THEREFORE in consideration of the rights conferred and the obligations assumed under the MSAs and herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

                                    ARTICLE 1

                                RESPONSIBILITIES

1.1 Subject to the terms and conditions hereinafter set out the parties agree that Patheon shall be responsible for all the operations that are marked with "X" in the column titled "Patheon" and that the Client shall be responsible for all the operations that are marked with "X" in the column titled "Client". If marked with "(X)", cooperation is required from the designated party.

     (a)  General

                                                                          CLIENT   PATHEON
                                                                          ------   -------
1.    Provide Specifications.                                                X

2.    Manufacture and package Product in strict adherence to the                      X
      Specifications.

3.    Permit audits of all relevant premises, procedures and                          X
      documentation by Client, and permit inspection by regulatory authorities.

4.    Not to subcontract any of the work to a third party without prior               X
      consent. The parties agree that Patheon may subcontract
      laboratory testing to other Patheon facilities and to other third party laboratories. Patheon to qualify subcontractor's vendors.

5.    Provide copies of all information and correspondence necessary to               X
      support the Annual Report when requested by Client.

6.    Notify and obtain approval from the Client prior to                             X
      implementation of any proposed changes to the process, materials, testing, equipment or premises that may affect the Product, such
      Client approval not to be unreasonably withheld.

7.    Notify the Client within one Business Day of receipt of any Form                X
      483's and provide a copies of , warning letters or the like from applicable regulatory agencies relating to: (i) the Product; or
      (ii) if the supply of Products will be affected, the facilities used to produce, test or package the Product. Responses related to the Product shall be reviewed and approved by Client prior to submission to the applicable regulatory agency, provided that
      Patheon reserves the right to respond to such regulatory agencies without approval, if,

                                                                          CLIENT   PATHEON
                                                                          ------   -------
      in the reasonable opinion of Patheon's counsel, it is required to do so. It is understood that copies of 483 observations and/or warning letters may be redacted by Patheon in the case of
      reference to another client or client's products.

8.    Notify the Client within one Business Day of any regulatory                     X
      authority requests for Product samples, batch documentation, or other information related to the Product.

9.    Conduct operations in compliance with applicable environmental,                 X
      occupational health and safety laws and cGMP regulations.

10.   Investigate and resolve all medical and non-medical Product            X       (X)
      complaints.

11.   Investigate all manufacturing type Product complaints.                (X)       X

12.   Initiate and control a Product recall.                                 X       (X)

13.   Notify Client within one business day upon receipt of information               X
      meeting NDA Field Alert criteria.

14.   Initiate NDA Field Alerts.                                             X       (X)

15.   Liaise with Regulatory Authorities for approval, maintenance and       X
      updating of marketing approval in a timely manner.

16.   Conduct and document deviations (and investigations) relating to      (X)       X
      the product. Obtain Client's approval for major and critical deviations.

     (b)  Validation and Process Testing Activities

                                                                          CLIENT   PATHEON
                                                                          ------   -------
1.    Establish applicable master validation plans and maintain a            X        X
      validation program for the Product.

2.    Qualify (IQ/OQ) facilities, utilities and process equipment.                    X

3.    Calibrate instrumentation and qualify computer systems used in                  X
      the manufacture and testing of the Product.

4.    Prepare and approve all performance qualification and process         (X)       X
      validation protocols and reports, for manufacturing, packaging, and analytical testing operations.

5.    Review and approve master validation plan, performance                 X        X
      qualification and process validation protocols and reports

                                                                          CLIENT   PATHEON
                                                                          ------   -------
      for the Product.

6.    Maintain an appropriate cleaning and cleaning validation program.               X

7.    Provide toxicological information to be used in the development        X
      of a cleaning program.

8.    Validate analytical test methods for finished Product.                 X        X

     (c)  Raw Materials

                                                                          CLIENT   PATHEON
                                                                          ------   -------
1.    Provide the master formula.                                            X

2.    Provide approved supplier list. Client to audit and approve            X
      ACTIVE MATERIAL suppliers and ensure cGMP compliance. Client stipulated supplier shall be included on Client's approved supplier list (attached hereto as Schedule D).

3.    Provide approved supplier list. Client to audit and approve            X        X
      product specific EXCIPIENT SUPPLIERS and ensure cGMP compliance.
      Client stipulated supplier shall be included on Client's approved supplier list (attached hereto as Schedule D). Patheon to audit and approve excipient suppliers and ensure cGMP compliance where
      Patheon stipulates the supplier. Patheon stipulated suppliers shall be included on Patheon's approved supplier list (Schedule
      C).

4.    Provide Active Materials specifications.                               X

5.    Procure Active Materials (including Certificates of Analysis).         X       (X)

6.    Provide test methods for Active Materials (if non-Compendial).         X

7.    Validate non-Compendial testing methods for Active Materials.          X        X

8.    Analyze and release Active Materials (including documentation and      X        X
      Certificates of Analysis).

9.    Retain reference sample of Active Materials for one year past the               X
      expiration date of the last batch of Product manufactured with that material in the Product or such longer period required by law.

10.   Procure excipients (including Certificates of Analysis).                        X

11.   Provide test methods and method validation for excipients (if          X
      non-Compendial).

                                                                          CLIENT   PATHEON
                                                                          ------   -------
12.   Analyze and release excipients (including documentation and                     X
      Certificates of Analysis).

13.   Retain reference samples of excipients for one year past the                    X
      expiration date of the last batch manufactured with that material in the Product or such longer period as required by law.

14.   Provide to Client, at Client's request, by means of a BSE/TSE                   X
      certificate of compliance from the raw material vendor,
      confirmation of any bovine, caprine, or ovine derived raw
      materials purchased by Patheon for the manufacture of Products.

15.   Maintain records and evidence on the testing of raw materials for               X
      five years after the materials were last used in the manufacture of the Product.

16.   Provide to Client revised specifications and test methods for                   X
      active and excipients. Make commercially reasonable efforts to provide copies of revised specifications and test methods within ten (10) business days of issuance. .

17.   Conduct routine review of relevant pharmaceopeial compendia for                 X
      all raw materials and assure all changes are implemented as of the effective dates.

     (d)  Bulk Manufacture

                                                                          CLIENT   PATHEON
                                                                          ------   -------
1.    Create, control, issue and execute master batch record.                         X

2.    Approve master batch record.                                           X        X

3.    Document, investigate and resolve deviations from approved            (X)       X
      manufacturing instructions or specifications. Report and obtain approval from Client QA regarding major deviations (incidents where there is a potential to affect Product quality).

     (e)  Packaging

                                                                          CLIENT   PATHEON
                                                                          ------   -------
1.    Create, control, issue and execute master packaging record.                     X

2.    Approve master packaging batch record.                                 X        X

3.    Provide artwork and labelling text (blister, carton, leaflet,          X       (X)
      label etc.) specifications.

4.    Review and approve labelling proofs.                                   X       (X)

                                                                          CLIENT   PATHEON
                                                                          ------   -------
5.    Provide specifications for packaging components.                       X        X

6.    Qualify and approve packaging component suppliers. Client to           X        X
      audit product specific packaging component suppliers and ensure
      cGMP compliance where the Client stipulates the supplier unless the supplier is already in use by Patheon. Client stipulated supplier shall be included on its approved supplier list
      (attached hereto as Schedule D). Patheon to audit and approve packaging component suppliers and ensure cGMP compliance where
      Patheon stipulates the supplier. Patheon stipulated supplier shall be included on its approved supplier list (Schedule C).

7.    Provide test methods/specifications for primary packaging             (X)       X
      components. Where applicable, Patheon will provide such test methods and validation for packaging components purchased from suppliers on the Patheon approved supplier list only (Schedule
      C).

8.    Procure packaging components.                                                   X

9.    Analyze and release packaging components.                                       X

10.   Retain reference samples of finished Product for one year past                  X
      Product expiry or such longer period as required by law.

11.   Document, investigate and resolve any deviation from approved         (X)       X
      packaging instructions or specifications. Report and obtain approval from Client QA regarding major deviations.

12.   Maintain records and evidence on the testing of                                 X
      packaging/labelling materials for five years after the materials were last used in the packaging/labelling of the Product.

13.   Provide to Client revised test methods/specifications for primary               X
      packaging materials. Use commercially reasonable efforts to provide copies of revised specifications and test methods within ten (10) business days of issuance. .

     (f)  Testing & Release of Finished Product

                                                                          CLIENT   PATHEON
                                                                          ------   -------
 1.   Provide finished Product specifications.                               X

 2.   Supply / develop analytical test methods for finished Product.         X        X

 3.   Test finished Product.                                                          X

 4.   Maintain all master and executed batch records for a minimum of                 X
      one year past Product expiry date and supply all such records to the Client upon request.

 5.   Maintain records and evidence on the testing of finished product                X
      for one year after the expiration of the Product.

 6.   Notify Client QA of confirmed Out-Of-Specification results             X        X
      ("OOS") within one Business Day; Patheon to generate deviation report and obtain approval from Client QA.

 7.   Provide to Client revised test methods/specifications for Product               X
      testing and release. Use commercially reasonable efforts to provide copies of revised specifications and test methods within ten (10) business days of issuance. .

 8    Conduct routine review of relevant pharmacopeial compendia for                  X
      all general chapter testing and assure all changes are
      implemented as of the effective date.

     (g)  Stability Testing

                                                                          CLIENT   PATHEON
                                                                          ------   -------
 1.   Store stability samples.                                                        X

 2.   Develop and validate stability indicating assay.                      (X)       X

 3.   Provide stability testing protocol for finished Product.               X        X

 4.   Perform stability testing.                                                      X

 5.   Notify the Client of any stability failure for Product supplied                 X
      to the Client.

                                   ARTICLE 2

     COMPLIANCE BETWEEN PRODUCT REGISTRATION AND THE MANUFACTURING PROCESS

2.1 Technical Changes

     (a) All proposed process changes shall be communicated to the Client for initial review and approval, such Client approval not to be unreasonably withheld. The Client shall be responsible for determining whether or not to initiate registration variation procedures and for maintaining adequate control over the quality commitments of the marketing authorization made to the regulatory authorities by the Client for Products.

     (b) Following validation of a process change, Patheon shall deliver a copy of the related validation report including data to the Client and the associated stability data, if applicable, as it becomes available.

2.2 Labelling / Packaging Material Changes

          The Client may initiate changes and shall review and approve any Patheon-proposed changes to labelling or product contact packaging, including a change in the supplier of any labelling or product contact packaging materials before any such change may be implemented.

2.3 Other Changes

          Patheon will communicate any proposed changes in storage or shipping to the Client for prior review and approval, such Client approval not to be unreasonably withheld. Patheon will also inform the Client of any planned changes in facilities or equipment that may impact Product(s).

2.4 Permits

          The Client shall be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals in respect of the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

                                    ARTICLE 3

                                  BATCH RELEASE

3.1 Batch review and release to Client shall be the responsibility of Patheon who shall act in accordance with Patheon's standard operating procedures.

3.2 For each batch released by Patheon for shipment to the Client, Patheon shall deliver to the Client a certificate of analysis/certificate of compliance, which shall include a statement that the batch has been manufactured in accordance with cGMPs and the Specifications. The Client shall have sole responsibility for release of the Product to the market.

3.3 Patheon shall notify the Client in the event of (i) any major deviation during manufacture which affects the quality or efficacy of the Product or (ii) a confirmed OOS result.

                                    ARTICLE 4

                               BATCH DOCUMENTATION

4.1 Originals of all batch documentation and associated retain samples will be retained by Patheon for a period of one year past the expiry date of the Product at which time the Client will be contacted concerning the future storage or destruction of the documentation. Client to have option of taking ownership of completed batch records, copies of analytical data, and product retains at the end of the storage period.

4.2 At the request of the Client, Patheon agrees to provide a copy of any of the executed batch documents relating to Products to the Client by facsimile or courier within two Business Days.

                                    ARTICLE 5

                                    STABILITY

5.1 Patheon shall perform such stability testing as described in a stability protocol agreed to by both Patheon and the Client.

5.2 If a confirmed result indicates that a Product has failed to remain within stability specifications, Patheon will notify the Client within one Business Day.

5.3 Stability data will be provided by Patheon to the Client on an ongoing basis as agreed to by both parties.

5.4 In the event that one or more MSA is terminated, Patheon will continue to provide the Client with stability data supporting the acceptability of the Product until all such Product distributed by the Client has reached the end of its shelf-life.

                                    ARTICLE 6

                                   VALIDATION

6.1 Client must ensure that their analytical methods and manufacturing procedures (including packaging procedures) are validated.

6.2 If such methods and procedures are not validated by the Client, then Patheon may assist in validation development with the costs being borne by the Client.

                                    ARTICLE 7

                                     GENERAL

7.1 Any communications with respect to the subject matter of this Agreement shall be directed, in the first instance, to the person(s) identified in Schedule B hereto.

7.2 Capitalized terms not otherwise defined herein shall have the meaning specified in the MSAs.

7.3 To the extent of any inconsistency between the terms of this Quality Agreement and the terms of the MSAs the terms of the MSAs shall govern.

CRITICAL THERAPEUTICS, INC.             PATHEON PHARMACEUTICALS INC.

Name: Trevor Phillips                   Name: Jack Domet
      -------------------------------

                                        Signature: /s/ Jack Domet
Signature: /s/ Trevor Phillips          -----------------------------
           --------------------------   Date: 4/18/07
Date: May 9, 2007
      -------------------------------

                                   SCHEDULE A

                                   PRODUCT(S)

        PRODUCT(S)            GALENIC FORM   DOSAGE (STRENGTH)
        ----------            ------------   -----------------
Zyflo IR Tablets (Zileuton)     Zileuton          600 mg
   Zileuton XR                  Zileuton          600 mg

                                   SCHEDULE B

                                QUALITY CONTACTS

Critical Therapeutics, Inc.:   Patheon Pharmaceuticals Inc.:
Attention: Carole Varanelli    Attention: David Leuck
Phone: 781-402-5763            Phone: 513-948-6358
Fax No.: 781-402-5728          Fax No.: 513-948-7393

Alternates: Mel Hebert         Alternate: Chuck Venable
Phone: 781-402-6201            Phone: 513-948-7783
Fax No.: 781-402-5728          Fax No.: 513-948-7854

Christine Kmiec
Phone: 781-402-5781
Fax No.: 781-402-5728

SCHEDULE C

                         PATHEON APPROVED SUPPLIER LIST

Starch Glycolate Sodium      [**]
Starch Pregelatinized        [**]
Hydroxypropyl Cellulose      [**]
Microcrystalline Cellulose   [**]
Hypromellose                 [**]
Crospovidone                 [**]
Talc                         [**]
Magnesium Stearate           [**]
Propylene Glycol             [**]
Titanium Dioxide             [**]
Bottles                      [**]
Caps                         [**]
Desiccant                    [**]
Shipper                      [**]

                                   SCHEDULE D

                          CLIENT APPROVED SUPPLIER LIST

Zileuton   Shasun

                                   SCHEDULE H

                      QUARTERLY TABLET CORE INVENTORY REPORT

TO:   CRITICAL THERAPEUTICS, INC.

FROM: PATHEON PHARMACEUTICALS INC.

RE: Quarterly inventory report pursuant to Section 2.3(a) of the Manufacturing Services Agreement dated May 9, 2007 (the "Agreement")

Reporting quarter:                    ___________________________

Tablet Cores Received (by lot)(1) :   ___________________________ tablets (A)

Tablet Cores Dispensed (by lot)(2)    ___________________________ tablets (B)

Tablet Cores Not Dispensed (by lot):  ___________________________ tablets (C)

Tablet Cores Converted (by lot):      ___________________________ tablets (D)

Credit Received(3) during quarter:   $___________________________

Capitalized terms used in this report have the meanings given to such terms in the Agreement.

DATE:
      ----------------

PATHEON PHARMACEUTICALS INC.


Per:
      -------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

----------
(1) Patheon's calculation based upon average Tablet Core weight per Section 2.3 shall control.

(2) Excludes any Tablet Cores that must be retained by Patheon as samples or used in connection with testing (if applicable).

(3) Amounts credited and/or paid by Patheon during the month for Tablet Cores in respect of Product deficiencies in accordance with Section 6.1 and Product Recalls in accordance with Section 6.2 of the Agreement.

                                   SCHEDULE I

              REPORT OF ANNUAL TABLET CORE INVENTORY RECONCILIATION
                     AND CALCULATION OF ACTUAL ANNUAL YIELD.

TO:   CRITICAL THERAPEUTICS, INC.

FROM: PATHEON PHARMACEUTICALS INC.

RE: Tablet Core annual inventory reconciliation report and calculation of Actual Annual Yield pursuant to Section 2.3(a) of the Manufacturing Services Agreement dated May 9, 2007 (the "Agreement")

Reporting Year ending:                __________________________

Tablet Cores Received(1):             __________________________ tablets (A)

Tablet Cores Dispensed(2):            __________________________ tablets (B)

Tablet Cores Not Dispensed:           __________________________ tablets (C)

Tablet Cores Converted:               __________________________ tablets (D)

Credit Received(3) during Year:      $__________________________ (E)

Tablet Cores Cost:                   $__________________________ / tablet (G)

Target Yield:                         __________________________ % (H)

Actual Annual Yield:                  __________________________ % (I)
(B/D) * 100)

Shortfall:                           $__________________________ (J)
(H - 3 - I) / 100) * G * D)           (if a negative number, insert zero)

----------
(1) Patheon's calculation based upon average Tablet Core weight per Section 2.3 shall control.

(2) Excludes any Tablet Cores that must be retained by Patheon as samples or used in connection with testing (if applicable).

(3) Amounts credited and/or paid by Patheon during the Year for Tablet Cores in respect of Product deficiencies in accordance with Section 6.1 and Recalls in accordance with Section 6.2 of the Agreement.

Credit/Reimbursement calculation:

Test(s)                    Credit to Client   Reimbursement to Patheon
-------                    ----------------   ------------------------
J = zero                   Nil                $ F
J Not equal to zero, and   Nil                nil
J = F
J Not equal to zero, and   $(J - F)           nil
J is greater than F
J Not equal to zero, and   Nil                $(F - J)
F is greater than J

Based on the foregoing credit/reimbursement calculation ________________________ will credit/reimburse ________________________________ the amount of
$____________________.

Capitalized terms used in this report have the meanings given to such terms in the Agreement.

DATE:
      ---------------

PATHEON PHARMACEUTICALS INC.


Per:
     --------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE J

                            CONFIDENTIALITY AGREEMENT

                        CONFIDENTIAL DISCLOSURE AGREEMENT

          This CONFIDENTIAL DISCLOSURE AGREEMENT ("Agreement"), effective as of February 27, 2007 ("Effective Date"), is made by and between CRITICAL THERAPEUTICS, INC., a Delaware corporation, ("CRTX"), and PATHEON
PHARMACEUTICALS, INC., located at 2110 Galbraith Rd. Cincinnati, OH 45237 ("PATHEON").

          In consideration of authorized agents and/or employees of CRTX and PATHEON disclosing and/or providing certain information to the other party, the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Purpose. CRTX and PATHEON wish to explore a future potential relationship ("Potential Relationship") relating to zileuton controlled release product and it may be desirable during such exploration for CRTX and/or PATHEON to disclose or provide Confidential Information to the other party.

          2. Definition. "Confidential Information" shall mean all confidential, proprietary or non-public information (including financial information), ideas, concepts, data, data compilations, research, reports, protocols, techniques, methods, processes, plans, strategies, know-how, materials and documents in any form or medium (including oral, written, tangible, intangible or electronic) concerning the science, business, business opportunities, activities and/or operations of CRTX and PATHEON, including without limitation, current and future
(i) products, research and development activities, including clinical trials and results; (ii) intellectual property (including without limitation patent applications, inventions, processes, compounds, discoveries, formulae, technology, computer software, databases, and documentation); (iii) investors, manufacturers, suppliers, vendors, competitors, and customers; and (iv) legal and regulatory activities, communications, approvals.

          3. Exceptions. Confidential Information does not include information which (i) is in the possession of the recipient party at the time of disclosure hereunder as evidenced by adequate written records; (ii) prior to or after the time of disclosure becomes public knowledge, not as a result of any inaction or action of the recipient party; (iii) was received by the recipient party from a third party having a right to disclose it; or (iv) is developed by or for the recipient party independently of disclosures hereunder, as evidenced by adequate written records

          4. Legally Required Disclosure. If either party (for this purpose, the "Obligated Party") or any of its employees, directors, officers or agents ("Representatives") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, or by the rules or regulations of any regulatory authority having jurisdiction over the Obligated Party or a stock exchange on which the Obligated Party's securities are traded) to disclose any of the Confidential Information of the other party, the Obligated Party shall, except as prohibited by law, provide the other party with prompt written notice of any such request or requirement so that the other party may seek, at the other party's expense, a protective order or other remedy and/or waive compliance with the provisions of this Agreement. If the other party seeks a protective order or other remedy, the Obligated Party shall provide such cooperation as the other party shall reasonably request. If, in the absence of a protective order or other remedy or the receipt by the Obligated Party of a waiver from the other party, the Obligated Party or any of its Representatives is required to disclose the Confidential Information to any person, the Obligated Party or its Representatives may, without liability hereunder, disclose to such person only that portion of the Confidential Information which is legally required to be disclosed, provided that the Obligated Party and its Representatives shall exercise reasonable efforts to minimize the disclosure of the Confidential Information.

          5. Non-Use and Nondisclosure. CRTX and PATHEON each agree not to use any Confidential Information disclosed hereunder to it for its own or others' benefit or for any purpose not directly related to the Potential Relationship. CRTX and PATHEON shall not disclose, provide, communicate, reveal, share, provide access to, transfer, copy, distribute or publish any Confidential Information received hereunder at any time to any person or entity, other than to its employees who need to know it for exploration of the Potential Relationship, and who were previously informed of the terms of this Agreement and their obligations thereunder. CRTX and PATHEON shall notify the other party in writing of any known misuse or misappropriation of any Confidential Information, and shall cooperate with any efforts by the other party to secure its return and protect its rights therein.

          6. Return of Materials. Upon the request of CRTX and/or PATHEON, any and all originals and copies of materials or documents (in any form or media) which contain Confidential Information and were provided to the other party shall be promptly returned or destroyed, except that the recipient party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

          7. No License. Nothing in this Agreement is intended to grant to CRTX or PATHEON any right or license under any intellectual property rights of the other party (including any intellectual property rights in the Confidential Information), except the limited right to use and disclose Confidential Information as expressly set forth herein.

          8. Term. The term of this Agreement shall be [**] years from the Effective Date.

          9. Remedies. In view of the difficulties of placing a monetary value on the Confidential Information, and the irreparable harm CRTX and PATHEON would suffer from the unauthorized use or disclosure of its Confidential Information, the parties agree that, in the event of any unauthorized disclosure by CRTX or PATHEON or unauthorized use of the Confidential Information of the other party, the other party shall be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking, and shall be entitled to recover all costs and expenses, including attorneys' fees, incurred in any legal action arising under this Agreement. This remedy is separate and apart from any other remedy that CRTX or PATHEON might have.

          10. Representations and Warranties. CRTX and PATHEON each represents and warrants to the other party that it has the right to enter into this Agreement and that it is not and will not be party to any other agreement, expressed or implied, that would limit its performance hereunder. CRTX AND PATHEON MAKE NO WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, AND HEREBY DISCLAIM ANY AND ALL SUCH WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, VALUE, RELIABILITY, ACCURACY, SUITABILITY AND FITNESS FOR A PARTICULAR USE. CRTX AND PATHEON ACKNOWLEDGE THAT THE DISCLOSURE OF THE CONFIDENTIAL INFORMATION HEREUNDER IS MADE ON AN "AS IS" BASIS.

          11. Assignment. CRTX and PATHEON shall not assign this Agreement, in whole or in part, without the other party's prior written consent which is not to be unreasonably withheld. Any purported assignment in violation of this paragraph 11 shall be null and void ab initio and of no force or effect. In the event of a permitted assignment, this Agreement shall inure to the benefit of and bind the parties and their respective assigns.

          12. Miscellaneous. This Agreement contains the entire understanding between the parties, superseding all prior or contemporaneous communications, agreements and understandings whether oral or written concerning the subject matter hereof. This Agreement, including this paragraph 12, may not be modified except by a written agreement signed by both parties. The failure of CRTX or PATHEON to require strict performance by the other party of any provision in this Agreement will not waive or diminish CRTX's or PATHEON 's right to demand strict performance thereafter of that or any other provision hereof. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall continue in full force and effect. The parties acknowledge that they are independent contractors and that no agency, partnership, joint venture or other relationship is created by this Agreement. All facsimile or electronic copies of this Agreement will be deemed to be duplicate originals.

          13. Trading in Securities. PATHEON acknowledges and agrees that (i) CRTX is a publicly-held company and (ii) PATHEON is aware and has advised its employees, directors, officers and agents involved in the exploration of the Potential Relationship that applicable securities laws prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          14. No Further Agreement. CRTX and PATHEON both expressly acknowledge that the execution of this Agreement and the disclosure of Confidential Information hereunder do not obligate either party to enter into any further agreement or understanding, whether relating to the Confidential Information, the Potential Relationship or otherwise.

          15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware. Each party hereto submits to the [**] for any suit, action or proceeding relating to this Agreement.

                  [Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                        CRITICAL THERAPEUTICS, INC.


                                        By: /s/ Scott B. Townsend
                                            ------------------------------------
                                        Name: Scott B. Townsend, Esq.
                                              VP of Legal Affairs and General
                                              Counsel
                                        Date: 2/28/2007
                                              ----------------------------------


                                        PATHEON PHARMACEUTICALS, INC.


                                        By: /s/ Robert R. Zinser
                                            ------------------------------------
                                        Name: Robert R. Zinser
                                              ----------------------------------
                                        Title: Site Director
                                               ---------------------------------
                                        Date: 2/27/07
                                              ----------------------------------